Schedule A

Summary of information related to Item 2(c)

Reporting Person	Citizenship / Place of Organization	Principal Occupation	Employer (Nature of Business)	Address
Mary Joan Hoene	USA	Director	ASA Gold & Precious Metals Ltd (Investment Fund Focused on Gold Mining companies)	c/o Apex Fund Services, 3 Canal Plaza, Portland, ME 04101
William Donovan and Lisa Laurich Donovan	USA	Director	ASA Gold & Precious Metals Ltd (Investment Fund Focused on Gold Mining companies)	164 Kiawah Island Club Drive, Kiawah Island, SC 29455
Alexander Merk	Germany	President, Managing Director	Merk Investments LLC (a registered investment adviser)	555 Bryant St #455, Palo Alto, CA 94301
Hanna Tikkanen Merk	Finland	Managing Director	Merk Investments LLC (a registered investment adviser)	555 Bryant St #455, Palo Alto, CA 94301
Sprott Focus Trust Inc.	USA	Private investor		320 Post Road, Suite 230, Darien, CT 06820
James E Drasdo	USA	Private investor		PO Box 5738, Ketchum, ID 83340
Robert Efroymson	USA	Private investor		1344 Canyon Rd, Santa Fe, NM 87501
Toby D Bernstein Living Revocable Trust U/A DTD 04/09/2010	USA	Private investor		9655 Woods Drive #906, Skokie, Illinois 60077
James Z Holtz	USA	Private investor		PO Box 9007, South Windsor, CT 06074
John E McBridge Trust U/A DTD 10/25/2010	USA	Private investor		12942 Burning Bush Ct., St. Louis, MO 63146
QCS QualityConsult Service GmbH	Switzerland	Mr. Hofer is Managing Director	QCS QualityConsult Service GmbH (a management consulting company)	Bachers 6, CH-9058 Bruelisau, Switzerland
The Linzmeier Family Trust UAD 03/25/1987	USA	Private investor		27 Corn Flower St, Coto De Caza, CA 92679
Ralph Linzmeier	USA	Private investor		27 Corn Flower St, Coto De Caza, CA 92679
Oonagh M Linzmeier	USA	Private investor		27 Corn Flower St, Coto De Caza, CA 92679
Linzmeier Childrens Trust U/A DTD 12/19/2012	USA	Private investor		27 Corn Flower St, Coto De Caza, CA 92679
David D. Linzmeier	USA	Private investor		27 Corn Flower St, Coto De Caza, CA 92679
David J. Linzmeier	USA	Private investor		P.O. Box 409, Springville, CA 93265
George A Meyer	USA	Private investor		2720 3rd Ave., Apt. 1101, Seattle, WA 98121
Ernest Abramson and Ellen S Abramson	USA	Private investors		8000 Maryland Ave, Clayton, MO 63105
Sebastian Pignatello	USA	Private investor		P.O. Box 40486, Jacksonville, FL 32203
Peter Maletis	USA	Portfolio Manager	Merk Investments LLC (a registered investment adviser)	2131 Camino de los Robles, Menlo Park, CA 94025
Bruce D. Hansen	USA	Private investor		22284 Anasazi Way, Golden CO 80401
Albert J. Jeffrey Stewart	USA	Private investor		3613 Southwestern Blvd, Dallas TX 75225-7219
Mary P. Stewart	USA	Private investor		3613 Southwestern Blvd, Dallas TX 75225-7219